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                                                                    Exhibit 23.6
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                 CONSENT OF ROBERT W. BAIRD & CO. INCORPORATED

     Robert W. Baird & Co. Incorporated ("Baird") hereby consents to the inclusion in the Joint Proxy Statement/Prospectus of Newell Co. and Rubbermaid Incorporated, as a part of this Registration Statement on Form S-4 of Newell Co., of its opinion dated October 20, 1998 and to the references made to Baird in the sections of such Proxy Statement/Prospectus entitled "Summary--Opinions of Financial Advisors," "The Merger--Background of the Merger," "The Merger-- Recommendation of the Newell Board; Newell's Reasons for the Merger," and "Opinions of Financial Advisors--Opinion of Financial Advisor to Newell." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                       /s/ ROBERT W. BAIRD & CO. INCORPORATED
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                                       ROBERT W. BAIRD & CO. INCORPORATED

February 2, 1999